UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

American Superconductor Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERICAN SUPERCONDUCTOR CORPORATION

114 East Main Street

Ayer, Massachusetts 01432

Notice of Annual Meeting of Stockholders to

be Held on Friday, August 11, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of American Superconductor Corporation (“AMSC”) will be held via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/AMSC2023 on Friday, August 11, 2023 at 10:30 a.m., Eastern Time. The Annual Meeting will be held exclusively online and you will not be able to attend the Annual Meeting physically. You will be able to vote your shares electronically and submit questions during the meeting by logging into the website listed above using the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied our proxy materials. Online check-in will begin at 10:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

At the Annual Meeting, AMSC’s stockholders will consider and act upon the following matters:

1.

To elect Laura A. Dambier, Arthur H. House, Margaret D. Klein, Barbara G. Littlefield, Daniel P. McGahn and David R. Oliver, Jr. as directors of AMSC for a term of office expiring at the 2024 annual meeting of stockholders.

2.	To ratify the appointment by the Audit Committee of the Board of Directors of RSM US LLP as AMSC’s independent registered public accounting firm for the current fiscal year.

3.	To approve, on an advisory basis, the compensation of AMSC’s named executive officers.

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of AMSC’s named executive officers.

5.	To transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Stockholders of record at the close of business on June 15, 2023 will be entitled to notice of and to vote at the Annual Meeting or any continuation, postponement or adjournment thereof. A complete list of these stockholders will be open to the examination of any stockholder at our principal executive offices at 114 East Main Street, Ayer, MA 01432 for a period of ten days prior to the Annual Meeting and will be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or proxy card or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE VIRTUAL ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON THE FIRST PAGE OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE VIRTUAL ANNUAL MEETING.

By Order of the Board of Directors,

John R. Samia, Secretary

Ayer, Massachusetts

June 28, 2023

i

AMERICAN SUPERCONDUCTOR CORPORATION

114 East Main Street

Ayer, Massachusetts 01432

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Friday, August 11, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors, or Board, of American Superconductor Corporation, or AMSC, for use at the Annual Meeting of Stockholders, or Annual Meeting, to be held via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/AMSC2023 on Friday, August 11, 2023, beginning at 10:30 a.m. Eastern Time, and at any continuation, postponement or adjournment of the Annual Meeting. On or about June 28, 2023, we are releasing this proxy statement together with our annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, or 2022 Annual Report, and other information required by the rules of the Securities and Exchange Commission, or SEC, to our stockholders of record on the record date for the meeting. Our 2022 Annual Report is provided without exhibits. Exhibits will be provided, at no charge, upon written request addressed to American Superconductor Corporation, 114 East Main Street, Ayer, MA 01432, Attention: Investor Relations.

Our fiscal year begins on April 1 and ends on March 31. When we refer to a particular fiscal year, we are referring to the fiscal year ended or ending on March 31 of the following year. For example, fiscal 2022 refers to the fiscal year ended March 31, 2023.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on August 11, 2023

AMSC’s proxy statement and annual report are available at

www.proxyvote.com

The following proxy materials are available for review at www.proxyvote.com:

•	our 2023 proxy statement;

•	our 2022 Annual Report; and

•	any amendments or supplements to our proxy materials that are filed with the SEC.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because AMSC’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, AMSC is making this proxy statement and its 2022 Annual Report available to certain of its stockholders electronically via the Internet. On or about June 28, 2023, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. Some of our stockholders received printed copies of our proxy statement, 2022 Annual Report and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of the directors named in this proxy statement, the ratification of the appointment of our independent registered public accounting firm, the approval, on an advisory basis, of the compensation of our named executive officers and the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. Stockholders may also consider such other business as may properly come before the meeting. We are not aware of any other business to be brought before the meeting. If any other business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Who is entitled to vote?

You are entitled to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting, only if you were a stockholder of record at the close of business on the record date, June 15, 2023, or if you hold a valid proxy for the Annual Meeting. The number of stockholders of record as of the June 15, 2023 record date was 173. Holders of shares of our common stock are entitled to one vote per share.

Why is AMSC hosting the Annual Meeting in a virtual meeting format only?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Because our Annual Meeting is being held virtually over the internet, when we refer to “in person” for aspects pertaining to the Annual Meeting, we mean live virtual attendance through the means described in this proxy statement.

How do I attend the virtual Annual Meeting?

Stockholders of record as of June 15, 2023 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/AMSC2023. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Internet Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied the proxy materials.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you subsequently decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 10:30 a.m. Eastern Time on August 11, 2023. We encourage our stockholders to access the meeting website prior to the start time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system.

Log in Procedures. To attend the virtual Annual Meeting, visit www.virtualshareholdermeeting.com/AMSC2023 to log in. Stockholders will need their unique 16-digit control number included in your Internet Notice (printed in the box and marked by the arrow), proxy card or the instructions that accompanied the proxy materials. If your shares are held in “street name” (through a bank, broker or other nominee), you should contact your bank, broker or other nominee as soon as possible to obtain your 16-digit control number or otherwise vote through the bank, broker or other nominee.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

Technical Assistance. Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have technicians ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting website log-in page.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live questions and answers session, during which we intend to answer questions submitted online during the meeting that are pertinent to AMSC and the meeting matters, for up to fifteen minutes following the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the virtual Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to two questions, each up to a maximum of 1000 characters, in order to allow us to answer questions from as many stockholders as possible. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•	irrelevant to the business of AMSC or to the business of the Annual Meeting;

•	related to material non-public information of the Company, including the status or results of our business since we filed our most recent quarterly or annual report filed with the SEC;

•	related to any pending, threatened or ongoing litigation;

•	related to personal grievances;

•	derogatory references to individuals or that are otherwise in bad taste;

•	substantially repetitious of questions already made by another stockholder;

•	in excess of the two question limit;

•	in furtherance of the stockholder’s personal or business interests; or

•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or Secretary in their reasonable judgment.

Questions and answers may be grouped by topic, and we may group substantially similar questions together and answer them once. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we encourage stockholders to contact us separately after the Annual Meeting.

Additional information regarding the question and answer session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How do I attend the virtual Annual Meeting?”.

What constitutes a quorum?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. As of the June 15, 2023 record date, 30,268,898 shares of our common stock were outstanding and entitled to vote.

How do I vote?

If you are a stockholder of record, meaning your shares are registered in your name, you may vote:

(1) Over the Internet: Go to the website of our tabulator, Broadridge, at www.proxyvote.com. Use the 16-digit control number printed on your Internet Notice, proxy card or the instructions that accompanied the proxy materials to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2) By Telephone: Call 1-800-690-6903, toll free from the U.S. and Canada, and follow the instructions on your proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3) By Mail: Complete and sign your proxy card and mail it in the accompanying postage prepaid envelope to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

(4) In Person during the Virtual Annual Meeting: You may attend the virtual Annual Meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting, visit www.virtualshareholdermeeting.com/AMSC2023 on the day of the meeting; you will need the 16-digit control number provided on your Internet Notice or proxy card.

If your shares are held in “street name,” meaning they are held for your account by a bank, broker or other nominee, you may vote:

(1) Over the Internet or by Telephone: You will receive instructions from your bank, broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

(2) By Mail: You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3) In Person during the Virtual Annual Meeting: If your shares are not registered in your own name and you would like to vote your shares electronically at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or instructions on how to vote at the meeting through the bank or broker.

Can I change my proxy after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:

(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.

(2) Sign a new proxy card and submit it as instructed above. Only your latest dated proxy card will be counted.

(3) Attend the Annual Meeting, request that your proxy be revoked and vote in person as instructed above. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Will my shares be voted if I don’t return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy card or voting at the Annual Meeting. If your shares are held in “street name” by a bank, broker or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, if you do not give instructions to your bank, broker or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, such as the ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accounting firm, but will not be allowed to vote your shares with respect to certain “non-discretionary” items, such as the election of directors, the approval, on an advisory basis, of the compensation of our named executive officers and the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. In the case of “non-discretionary” items, shares for which your bank, broker or other nominee does not receive voting instructions will be treated as “broker non-votes.”

What is the vote required to approve each matter?

(1) Election of Directors. Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election. This means that the six nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting. Votes withheld and “broker non-votes” will have no effect on the outcome of the election of directors.

(2) Ratification of the Appointment of our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the appointment by the Audit Committee of RSM as our independent registered public accounting firm for the current fiscal year. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm, we do not expect any “broker non-votes” in connection with this proposal.

(3) Approval, on an Advisory Basis, of Named Executive Officer Compensation. The affirmative vote of the holders of a majority of shares of common stock voting on the matter is required for the approval, on an advisory basis, of the compensation of our named executive officers. Abstentions and “broker non-votes” will have no effect on the outcome of the proposal. This proposal is non-binding.

(4) Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on Executive Compensation. The affirmative vote of the holders of a majority of shares of common stock voting on the matter is required for the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers. If none of the three frequency options (one year, two years or three years) receives such vote, we will consider the frequency option receiving the highest number of votes cast by stockholders to be the frequency recommended by our stockholders. Abstentions and “broker non-votes” will have no effect on the outcome of the proposal. This proposal is non-binding.

Who will count the votes?

Our Board of Directors has appointed a representative of Broadridge Financial Solutions to serve as the inspector of elections at the Annual Meeting and to tabulate the votes.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any other matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of our stockholders arise and be properly presented at the Annual Meeting, the proxy for the Annual Meeting confers upon the persons named in the proxy and designated to vote the shares discretionary authority to vote, or otherwise act, with respect to any such matter in accordance with their best judgment.

Our Board encourages stockholders to attend the virtual Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the virtual Annual Meeting may vote their stock personally even though they may have sent in their proxies.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of June 15, 2023, or such earlier date as indicated below, by:

•	Each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	Each of our directors;

•	Each of our “named executive officers” (as defined in the “Compensation Discussion and Analysis” section of this proxy statement); and

•	All directors and executive officers as a group.

Unless otherwise provided, the address of each individual listed below is c/o American Superconductor Corporation, 114 East Main Street, Ayer, Massachusetts 01432.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)

Five Percent Stockholders

AWM Investment Company, Inc. and related group (3)	2,536,283	8.4%

c/o Special Situations Funds 527 Madison Avenue Suite 2600, New York, NY 10022

Royce & Associates, L.P. (4) 745 Fifth Avenue New York, NY 10151	1,663,971	5.5%

Directors

Daniel P. McGahn (5)	1,220,214	4.0%

Laura A. Dambier (6)	14,538	*

Arthur H. House (7)	51,887	*

Margaret D. Klein (8)	14,538	*

Barbara G. Littlefield (9)	31,771	*

David R. Oliver, Jr.	54,228	*

Other Named Executive Officers

John W. Kosiba, Jr. (10)	470,081	1.6%

All directors and executive officers as a group (7 persons) (11)	1,857,257	6.1%

*	Less than 1%.

(1)

The inclusion of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the SEC, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after June 15, 2023, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options. Except as indicated by the footnotes below, we believe that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

(2)

To calculate the percentage of outstanding shares of common stock held by each stockholder, the number of shares deemed outstanding includes 30,268,898 shares outstanding as of June 15, 2023, plus any shares subject to outstanding stock options or warrants currently exercisable or exercisable within 60 days after June 15, 2023 held by the stockholder in question.

(3)

Information is derived from the Schedule 13G filed on February 14, 2023 by AWM Investment Company, Inc., a Delaware Corporation, the investment adviser to Special Situations Cayman Fund, L.P., Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P., which is as of December 31, 2022. According to the Schedule 13G, AWM Investment Company, Inc. has sole voting and dispositive power over all 2,536,283 shares.

(4)

Information is derived from the Schedule 13G filed on January 31, 2023 by Royce & Associates, L.P. and is as of December 31, 2022. According to the Schedule 13G, Royce & Associates, L.P. has sole voting and dispositive power over all 1,663,971 shares.

(5)

Includes 15,999 shares subject to outstanding stock options, 755,000 shares subject to certain restrictions on transfer and a risk of forfeiture in favor of AMSC and 10,992 shares held indirectly through AMSC’s 401(k) plan. Mr. McGahn has sole voting power over all 1,220,956 of such shares and sole dispositive power over 1,212,956 of such shares. 8,000 shares subject to outstanding options are subject to a domestic relations agreement pursuant to which they will be transferred upon the occurrence of certain events. Therefore, Mr. McGahn does not have dispositive power over these shares.

(6)	Includes 5,141 shares subject to outstanding stock options.

(7)	Includes 9,703 shares subject to outstanding stock options.

(8)	Includes 5,141 shares subject to outstanding stock options.

(9)	Includes 5,939 shares subject to outstanding stock options.

(10)

Includes 3,200 shares subject to outstanding stock options, 332,666 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 8,122 shares held indirectly through AMSC’s 401(k) plan.

(11)

Includes 45,123 shares subject to outstanding stock options, 1,087,666 shares subject to certain restrictions on transfer and risk of forfeiture in favor of the Company and 19,114 shares held indirectly through AMSC’s 401(k) plan.

CORPORATE GOVERNANCE

Our Board has long believed that good corporate governance is important to ensure that AMSC is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our committee charters, corporate governance guidelines and code of business conduct and ethics described below have been posted in the “Corporate Governance” section of the “Investors” page of our website at www.amsc.com. Alternatively, you can request a copy of any of these documents by writing to our Investor Relations department at 114 East Main Street, Ayer, Massachusetts 01432 or by calling (978) 399-8344.

Members of the Board

Set forth below, for each director, are his or her name and age, his or her positions (if any) with us, his or her principal occupation and business experience during at least the past five years, the names of other public companies of which he or she has served as a director during at least the past five years and the year of the commencement of his or her term as a director of AMSC. Each of the individuals named below is a nominee for election to our Board at the Annual Meeting. There are no family relationships among any of our directors and executive officers.

Laura A. Dambier, age 64, has been President of Insurance Capital Consulting LLC, a Connecticut limited liability company, an expert witness and consulting firm specializing in insurance operations, since July 2022. Ms. Dambier also has served as an independent consultant since January 2017. From January 1997 to April 2015, she worked at Lincoln Financial Group, which has over $200 billion in assets under management and operates multiple insurance and investment management businesses through subsidiary companies, where she held a series of positions of increasing responsibility culminating as Senior Vice President, Partner Solutions for Life, Claims and Distribution, and a member of the firm’s corporate leadership group. Ms. Dambier led Lincoln Financial’s Partner Solutions, a corporate shared services organization located across four operating locations. Prior to Lincoln Financial, Ms. Dambier also previously served in positions at the U.S. Senate and the American Embassy in Germany. We believe Ms. Dambier’s qualifications to sit on our Board include her broad experience in operations, strategic planning, merger and acquisition integration, financial management, risk management and technology, and her extensive leadership in business, government and not-for-profit organizations. Ms. Dambier has been a director of our company since June 2022.

Arthur H. House, age 80, has been a partner at Cybersecurity Risk Associates, LLC, a Connecticut limited liability company, that advises clients on improving their cybersecurity, compliance and privacy programs, since May 2020. Mr. House also has served as an adjunct professor at the University of Connecticut since March 2020. From April 2020 to December 2020, he served as a cybersecurity policy advisor to the Secretary of State of the State of Connecticut. From October 2016 to October 2019, Mr. House served as Chief Cybersecurity Risk Officer for the State of Connecticut. From June 2012 until October 2016, he was chairman of the Connecticut Public Utilities Regulatory Authority. From January 2009 until May 2012, Mr. House served as Director of Communications of the Office of the Director of National Intelligence and as head of internal and external communications for the National Geospatial-Intelligence Agency, a combat support agency for the U.S. Department of Defense. From January 2002 until January 2009, he served as Senior Vice President of Public Affairs at Connecticut-based Webster Bank, a bank that provides business and consumer banking, mortgage, insurance, trust and investment services. Mr. House has also previously served in various positions at the World Bank, the National Security Council and the U.S. Senate. We believe Mr. House’s qualifications to sit on our Board include his extensive experience in the utility and cybersecurity industries, his international business and government relations experience and work in both internal and external corporate communications. Mr. House has been a director of our company since September 2016.

Margaret D. Klein, age 66, has been a professor of ethical leadership at the Naval War College since June 2017. From June 2017 to December 2022, she served as Dean of the College of Leadership and Ethics at the Naval War College. From 1981 to 2017, Ms. Klein served in the United States Navy and held the rank of Rear Admiral at the time of her retirement. As Rear Admiral Klein, she served as the Secretary of Defense’s Advisor for Military Professionalism. She served as Chief of Staff for U.S. Cyber Command and in 2008 served as

Director of Operations for the Navy’s Network Warfare Command. In 2011, Ms. Klein commanded an American military force of five ships, 30 aircraft and over 3,300 Sailors and Marines in combat operations in the Mediterranean Sea. She served as the 82nd Commandant of Midshipmen at the U.S. Naval Academy, where she was responsible for 4,400 Navy and Marine Corps officer candidates. Ms. Klein also commanded an aviation squadron and wing. We believe Ms, Klein’s qualifications to sit on our Board include her extensive leadership and management experience gained while serving as a senior officer in the United States Navy and in government and not-for-profit organizations. Ms. Klein has been a director of our company since June 2022.

Barbara G. Littlefield, age 65, has been Chairwoman and Lead Operating Director at Resilient Infrastructure Group, a developer of a full range of distributed water and wastewater solutions as a service for private and municipal clients that solve site-specific treatment needs, since February 2021. From August 2014 to May 2020, she served as chief financial officer of Poseidon Water LLC, a leading developer of water infrastructure projects in North America. From September 2013 until August 2014, Ms. Littlefield served as senior vice president, strategy and corporate development, of Poseidon Water LLC. From February 2011 until May 2013, she was senior vice president of corporate development and a board member of Drax Biomass International Inc., an enterprise securing upstream biomass supply for large British electricity generators. From 2006 to 2010, Ms. Littlefield was an executive vice president and chief financial officer of Verenium Corporation, a joint venture company formed to commercialize second generation biofuels technology. We believe Ms. Littlefield’s qualifications to sit on our Board include her extensive financial and strategic management experience and her particular knowledge of large infrastructure projects. Ms. Littlefield has been a director of our company since May 2019.

Daniel P. McGahn, age 51, has been our chairman of the Board since July 2018, chief executive officer since June 2011 and president since December 2009. Mr. McGahn also served as our chief operating officer from December 2009 until May 2011, as senior vice president and general manager of our AMSC Superconductors business unit from May 2008 until December 2009 and vice president of our AMSC Superconductors business unit from January 2008 to May 2008. Previously, Mr. McGahn was our vice president of strategic planning and development from December 2006 to January 2008. From 2003 to 2006, Mr. McGahn served as executive vice president and chief marketing officer of Konarka Technologies, which develops and commercializes Konarka Power Plastic®, a material that converts light to electricity. We believe Mr. McGahn’s qualifications to sit on our Board include his extensive experience with our company, including serving as our president since December 2009 and our chief executive officer since June 2011, experience in the power electronics industry and with technology companies, and strategic planning expertise gained while working in senior management and as a consultant for other public and private companies. Mr. McGahn has been a director of our company since June 2011.

David R. Oliver, Jr., age 81, is currently an independent consultant. He served as a strategic advisor, mergers and acquisitions, for European Aeronautic Defense and Space Company North America (EADS NA), a European aerospace corporation, from January 2012 until July 2013. From January 2008 until December 2011, Mr. Oliver served as executive vice president and chief operating officer for EADS NA. Mr. Oliver also served as chief executive officer of the defense division of EADS NA for most of the four years preceding January 2008 except when he was running the EADS NA portion of the capture effort for the Air Force Tanker program. Before joining EADS NA, Mr. Oliver was stationed in Baghdad as Director of Management and Budget for the Coalition Forces. Prior to that, he served as the United States’ Principal Deputy Undersecretary of Defense for Acquisition and Technology. Mr. Oliver also previously held management positions at both Westinghouse Electric and Northrop Grumman. In the Navy, he commanded diesel and nuclear submarines as well as two submarine groups during the Cold War. His last Navy appointment was as Principal Deputy to the Assistant Secretary of the Navy for Research, Development and Acquisition. Rear Admiral (retired) Oliver’s military decorations include the Defense and Navy Distinguished Service Medals as well as six awards of the Legion of Merit. We believe Mr. Oliver’s qualifications to sit on our Board include his extensive leadership, management and budgeting experience gained while serving as a senior officer in the United States Navy and at EADS, NA, and his valuable corporate governance experience gained while serving as a director for other public and private companies. Mr. Oliver has been a director of our company since September 2006.

Summary of Board Diversity

In addition to the director qualifications described in our corporate governance guidelines, the following chart includes demographic information regarding our directors.

Further information on each nominee’s qualifications and relevant experience is provided in the individual biographical descriptions above.

Demographics	Dambier	House	Klein	Littlefield	McGahn	Oliver

Age	64	80	66	65	51	81

Gender Identity	F	M	F	F	M	M

African American or Black

Alaskan Native or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	●	●	●	●	●	●

LGBTQ+

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of AMSC and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	The principal responsibility of our directors is to oversee the management of our company;

•	A majority of the members of our Board shall be independent directors;

•	The independent directors meet regularly in executive session;

•	Our Board, in conjunction with the Compensation Committee, is responsible for reviewing and approving a management succession plan, including succession planning for our chief executive officer;

•	Directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	Management will provide an orientation program for new directors and additional educational sessions for all directors as appropriate; and

•	At least annually, our Board and its committees will conduct a self-evaluation to assess whether they are functioning effectively.

Board Determination of Independence

Under applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of, Ms. Dambier, Mr. House, Ms. Klein, Ms. Littlefield and Mr. Oliver does not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Rules. In addition, the Board determined that, Mr. Budhraja, who departed from our Board in June 2022, did not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director for the portion of fiscal 2022 that he served as a director, and that Mr. Budhraja was an “independent director” as defined under Rule 5605(a)(2).

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board.

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our corporate governance guidelines, such as the candidate’s integrity, business acumen, knowledge of our business and industry, experience, interest and ability to understand conflicting interests of our various constituencies and ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

Our Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In addition, the Board is committed to attracting highly qualified candidates with diverse backgrounds, including highly qualified women, minority and LGBTQ+ candidates, with diverse skills and experiences as part of each Board search we undertake.

Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board by submitting the stockholder’s name, address and number of shares of our stock held, and the candidate’s name, age, address and resume to our Corporate Secretary at American Superconductor Corporation, 114 East Main Street, Ayer, Massachusetts 01432. Our Nominating and Corporate Governance Committee and Board will evaluate stockholder-recommended candidates using the criteria described above. If our Board decides to nominate a stockholder-recommended candidate, then we will include his or her name in the proxy statement and proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board, by following the procedures set forth under “Stockholder Proposals for 2024 Annual Meeting.” Candidates nominated by stockholders in accordance with the procedures set forth in our bylaws will not be included in our proxy statement for the next annual meeting.

Board Meetings and Attendance

Our Board met nine times during fiscal 2022, either in person or by teleconference. During fiscal 2022, each director attended at least 91% of the aggregate number of Board meetings held during the period for which he or she was a director and meetings held by all committees during the period in which he or she then served.

Director Attendance at Annual Meeting of Stockholders

Each of our then-current directors attended the 2022 Annual Meeting of Stockholders. Our corporate governance guidelines provide that directors are expected to attend the Annual Meeting of Stockholders.

Board Leadership Structure

Mr. McGahn, our chief executive officer, has served as chairman of the Board since July 27, 2018. Our corporate governance guidelines provide the Nominating and Corporate Governance Committee with flexibility to assess our leadership structure on an ongoing basis and determine whether the positions of chief executive officer and chairman of the Board should be separate. Our Board has determined that it is in the best interests of our company and our stockholders to have the same individual serve as chief executive officer and chairman of the Board for the following reasons:

•

Our chief executive officer is more familiar with our business and strategy than a non-employee chairman would be and is thus better positioned to focus our Board’s agenda on the key issues facing our company;

•	A single chairman and chief executive officer provides strong and consistent leadership for our company, without risking overlap or conflict of roles;

•	Oversight of our company is the responsibility of our Board as a whole, and the Board chairman responsibility can be properly discharged by our chief executive officer; and

•	Our Lead Director can provide similar benefits to those associated with an independent chairman.

In the event that the chairman of the Board is not an independent director, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee may recommend an independent director to serve as Lead Director, who shall be approved by a majority of independent directors. The Lead Director has the following duties:

•	Chair any meeting of the Board at which the chairman of the Board is not present, including any executive sessions of the independent directors;

•	Have the authority to call an executive session of the independent directors;

•	Meet with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•

Facilitate communications between other members of the Board and the chairman of the Board and/or the chief executive officer; however, each director is free to communicate directly with the chairman of the Board and with the chief executive officer;

•	Work with the chairman of the Board to determine the frequency and length of the Board meetings and determine the need for special meetings of the Board;

•	Provide input to the agenda for each Board meeting to the chairman of the Board; and

•	Otherwise consult with the chairman of the Board and/or the chief executive officer on matters relating to corporate governance and Board performance.

On August 1, 2022, the Nominating and Corporate Governance Committee recommended, and all of our independent directors approved, the appointment of Mr. House as Lead Director. Mr. House will serve as Lead Director until the Annual Meeting.

Board Committees

Our Board has established three standing committees — Audit, Compensation, and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our Board. Current copies of each committee’s charter are posted in the “Corporate Governance” section of the “Investors” page of our website, www.amsc.com. Our Board has determined that all of the members of each of our Board’s three standing committees are independent as defined under the Nasdaq Rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3(c) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in the case of all members of the Compensation Committee, the independence requirements specific to compensation committee members under the Nasdaq Rules.

Audit Committee

The Audit Committee’s responsibilities include:

•	Sole and direct responsibility for appointing, compensating, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	Taking, or recommending that the full Board take, appropriate action to oversee the independence of our independent registered public accounting firm;

•

Sole and direct responsibility for overseeing the work of our independent registered public accounting firm, including resolution of disagreements between our management and independent registered public accounting firm regarding financial reporting;

•	Reviewing and discussing with management and the independent registered public accounting firm, and approving, our annual and quarterly financial statements and related disclosures;

•	Monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•

Discussing policies with respect to our assessment and management of risk (both financial and non-financial, including information security), including guidelines and policies to govern the process by which our exposure to risk is monitored, controlled and reported;

•	Overseeing our internal audit function;

•	Establishing procedures for the receipt, retention and treatment of accounting-related complaints and concerns;

•	Meeting independently with our internal auditing staff, independent registered public accounting firm and management;

•	Reviewing and approving or ratifying related person transactions; and

•	Preparing the Audit Committee Report required by SEC rules (which is included beginning on page 15 of this proxy statement).

The current members of the Audit Committee are Mr. Oliver (chairman), Ms. Dambier and Ms. Littlefield. The Audit Committee met five times during fiscal 2022. Our Board has determined that each of Mr. Oliver and Ms. Littlefield is an “audit committee financial expert” as defined in applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	Reviewing and making a recommendation to our Board with respect to the chief executive officer’s compensation;

•	Reviewing and approving the compensation of our other executive officers;

•	Overseeing an evaluation of our senior executives;

•	Overseeing and administering our incentive compensation and equity-based plans;

•

Retaining, in its sole discretion, and being directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel, or other advisors as it deems necessary or appropriate to carry out its responsibilities;

•	Reviewing and making recommendations to our Board with respect to director compensation;

•	Reviewing and making recommendations, upon our Board’s request, to our Board relating to management succession planning;

•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 17 of this proxy statement; and

•	Preparing the Compensation Committee Report, if required by SEC rules, which is included on page 41 of this proxy statement.

Consistent with the requirements of applicable law and our company’s equity-based plans, the Compensation Committee has the authority to delegate to one or more executive officers of our company the power to grant rights or options to acquire shares of our company’s common stock to employees of our company who are not directors or executive officers of our company.

The current members of the Compensation Committee are Mr. House (chairman), Ms. Littlefield and Ms. Klein. The Compensation Committee met five times during fiscal 2022.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•

Identifying individuals qualified to become Board members, consistent with criteria approved by our Board and recommending to our Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by our Board to fill any vacancies on our Board;

•	Recommending to our Board the persons to be elected to each of our Board’s committees;

•	Developing and recommending to our Board a set of corporate governance guidelines applicable to us;

•	Periodically assessing our Board’s leadership structure, including whether the offices of chairman of the Board and chief executive officer should be separate;

•	Periodically reviewing our environmental, social and governance (“ESG”) strategy, initiatives and policies, and receiving updates from our management responsible for significant ESG activities; and

•	Overseeing the evaluation of our Board.

The current members of the Nominating and Corporate Governance Committee are Mr. House (chairman) and Mr. Oliver. The Nominating and Corporate Governance Committee met four times during fiscal 2022.

Oversight of Risk

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for implementing and supervising risk management processes on a day-to-day basis. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business segments, functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. The role of our Board and its committees is to oversee the risk management activities of management. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board focuses its oversight on risk management activities relating to business strategy, acquisitions, liquidity, organizational structure and certain operational risks. Our Board is responsible for monitoring and assessing strategic risk exposure, including business continuity risks. In accordance with its charter, our Audit Committee discusses policies with respect to our assessment and management of risk (both financial and non-financial, including information security), including guidelines and policies to govern the process by which our exposure to risk is monitored, controlled and reported, and reports regularly to the Board on these matters. Senior management at least annually provides updates to the Audit Committee on our information security risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and ESG matters. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Executive Compensation Process

The Compensation Committee has implemented an annual performance review program for our executives, under which annual performance objectives are determined and set forth in writing during the first quarter of each fiscal year for AMSC as a whole and for each executive individually. Annual corporate objectives are proposed by management and reviewed by our Compensation Committee and approved by our Board. These corporate objectives target the achievement of specific operational milestones. Annual individual objectives focus on contributions that facilitate the achievement of the corporate objectives and are typically set during the first quarter of each fiscal year. Individual measurable objectives, if any, are proposed by each executive, reviewed by the chief executive officer, and formed on the basis of recommendations to our Compensation Committee and our Board (in the case of our chief executive officer) with regard to executive compensation. No individual measurable objectives were established in fiscal 2022. Annual salary levels, annual bonuses, and annual equity awards to our executives are tied to the achievement of these corporate and, if applicable, individual performance objectives.

Our Board has delegated to a committee of the Board, designated as the Awards Committee, which consists solely of our chairman of the Board, president and chief executive officer, Mr. McGahn, the authority to grant options and award restricted stock, subject to the terms and conditions of our 2022 Stock Incentive Plan and any other limitations set by the Board, to employees other than executive officers.

Our Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Anti-Hedging Policy

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, their family members and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly.

Communicating with the Independent Directors

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications or a summary thereof are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to our Board c/o Corporate Secretary, American Superconductor Corporation, 114 East Main Street, Ayer, Massachusetts 01432.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and principal accounting officer, or persons performing similar functions. We have posted a current copy of the code in the “Corporate Governance” section of the “Investors” page of our website, www.amsc.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Rules concerning any amendments to, or waivers from, any provision of our code.

Audit Committee Report

The Audit Committee has reviewed AMSC’s audited financial statements for the fiscal year ended March 31, 2023 and has discussed these financial statements with management and RSM, AMSC’s independent registered public accounting firm.

Management is responsible for AMSC’s internal control over financial reporting and the financial reporting process, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. AMSC’s independent registered public accounting firm is responsible for performing an audit of AMSC’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with AMSC’s management, internal accounting, financial and auditing personnel, and the independent registered public accounting firm, the following:

•	The plan for, and the independent registered public accounting firm’s report on, the audit of AMSC’s financial statements;

•	AMSC’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	Changes in AMSC’s accounting practices, principles, controls or methodologies;

•	Significant developments or changes in accounting rules applicable to us; and

•	The adequacy of AMSC’s internal control over financial reporting and accounting, financial and auditing personnel.

Management represented to the Audit Committee that AMSC’s financial statements had been prepared in accordance with GAAP.

The Audit Committee also discussed with RSM the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from RSM required by applicable requirements of the Public Company Accounting Oversight Board regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence.

Based on its discussions with management and RSM, and its review of the representations and information provided by management and RSM, the Audit Committee recommended to the Board of Directors of AMSC that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

By the Audit Committee of the Board.

David R. Oliver, Jr., Chair

Laura A. Dambier

Barbara G. Littlefield

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or CD&A, describes the principles of our executive compensation program, how we applied those principles in compensating our named executive officers for the fiscal year ended March 31, 2023, or fiscal 2022, and how our compensation program drives performance.

Our named executive officers for fiscal 2022 are:

•	Daniel P. McGahn, Chairman of the Board, President and Chief Executive Officer; and

•	John W. Kosiba, Senior Vice President and Chief Financial Officer.

In this CD&A, we first provide an executive summary of our compensation program for fiscal 2022. We then describe our compensation philosophy and the objectives of our executive compensation program and how the Compensation Committee of our Board oversees our compensation program. We discuss the compensation determination process and describe how we determine each element of compensation.

Executive Summary

Business Overview

We believe that fiscal 2022 was a year of continued progress towards the successful execution of our strategy of growth through our Grid business unit in order to diversify revenues and to establish what we expect to be a more predictable, re-occurring business. We believe that our executive management team has positioned our company well to continue to execute on our strategy and to respond effectively by (i) continuing to further diversify our base of customers and market geographies for our products and services, (ii) developing and introducing new products, and (iii) capturing integration synergies and streamlining various functions of the business.

Additionally, our Board and Compensation Committee have continued to focus on retaining our key talent at the executive level and throughout our entire organization.

Over the past few years, the Compensation Committee, with the help of management and its independent compensation consultant, has:

•

Awarded limited base salary increases to our executive officers. In fiscal 2022, no base salary increase was made to our chief executive officer and we increased the base salary of our chief financial officer. For our chief executive officer, his base salary had been increased only once, in fiscal 2020, since May 1, 2012.

•	Maintained our performance-based annual cash bonus program while attempting to balance our ability to pay with our desire to use cash as an incentive payout when performance warrants compensation.

•

Managed our equity compensation program as efficiently as possible, taking into account fluctuations in the value of our company’s stock price and, in periods where the price has declined, the corresponding declining value of our equity program and our limited pool of available shares for grant.

•

Provided an overall compensation package, including bonuses (when earned) and equity awards, for each executive officer, being mindful of the balance between the need to retain critical talent to successfully navigate our company through a challenging business environment, and our company’s financial position.

The remainder of this executive summary and report outlines our fiscal 2022 business accomplishments and our pay decisions, which reflect what we believe to be appropriate for our business and our stockholders.

Overview of Fiscal 2022 Accomplishments and Financial Performance

Business Accomplishments

Our strategy is focused on growing our Grid business unit in order to diversify our revenues and to position our company to generate sustainable revenue growth.

As described in more detail below, we believe that fiscal 2022 was a year of continued progress towards the successful execution of our strategy and the establishment of what we expect to be a more predictable, re-occurring business.

Fiscal 2022 revenues were $106.0 million, compared to $108.4 million in fiscal 2021. Net loss was $35.0 million in fiscal 2022, or $1.26 per diluted share, compared to a net loss of $19.2 million in fiscal 2021, or $0.71 per diluted share.

During fiscal 2022, we announced approximately $150 million of new orders, inclusive of the new energy power systems orders described below. These orders continue to expand our geographic reach and broaden our end market, and include orders for reactive compensation, enclosed capacitor banks, harmonic filters, voltage controllers, rectifiers and transformers.

In April 2022, we announced $24 million of new energy power systems orders primarily from customers in the renewables markets.

In July 2022, we announced $40 million of new energy power systems orders primarily from customers in the semiconductor and renewables markets.

In October 2022, we announced $30 million of new energy power systems orders primarily from customers in the metals, mining and materials markets.

In December 2022, we entered into a delivery contract with the U.S. Navy for an HTS-based SPS to be deployed on the San Antonio class of amphibious transport dock ship, LPD 32. This order represents our fifth SPS contract for the San Antonio Class Amphibious ship platform.

In January 2023, we announced $26 million of new energy power systems orders primarily from customers in the industrials and renewable markets.

In March 2023, we successfully achieved the completion of our Resilient Electric Grid, or REG, system milestone, resulting in the cancellation of the $5 million irrevocable letter of credit that secured certain of our performance obligations and the release of $5 million of restricted cash.

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectation that successful execution of our strategy will establish a more predictable, re-occurring business; and our strategy, products and future plans and prospects. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements represent management’s current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties include: our history of operating losses and negative operating cash flows, which may continue in the future and require additional financing; our operating results may fluctuate significantly and fall below expectations; we may be required to issue performance bonds or provide letters of credit; risks related to changes in exchange rates; if we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; not realizing all of the sales expected from our backlog of orders and contracts; U.S. government contracts being subject to audit, modification or termination; changes in U.S. government defense spending and reduction in revenue due to lack of government funding; the COVID-19 pandemic has adversely impacted our business, financial condition and results of operations and other future pandemics or health crises may have similar impacts; reliance on third-party manufacturers, suppliers, subcontractors and collaborators; uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationships; failure to manufacture our Amperium wire in commercial quantities at acceptable cost and quantity levels; dependence upon attracting and retaining qualified personnel; a significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; our success in addressing the wind energy market is dependent on the manufacturers that license our designs; failure or security breach of our or any critical third parties’ information technology infrastructure and networks; failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data; failure to implement our business strategy successfully; problems with product quality or product performance; risks from customers outside of the United States that may be either directly or indirectly related to governmental entities and risks associated with anti-bribery laws; limited success marketing and selling our superconductor products and system-level solutions; failure to realize anticipated benefits from acquisitions; we or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; adverse changes in domestic and global economic conditions could adversely affect our operating results; our reliance on international operations, in particular emerging markets; changes in India’s political, social, regulatory and economic environment may affect our financial performance; dependence on the success of the commercial adoption of the REG system, which is currently limited; risks related to industry consolidation; the intense competition that our products face; risks related to operations in foreign countries; increased focus on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; dependence of the growth of the wind energy market on government subsidies, economic incentives and legislative programs; lower prices for other fuel sources may reduce the demand for wind energy development; risks related to our intellectual property; risks related to our technologies; risks related to our legal proceedings; risks related to our common stock; and other risks and uncertainties such those identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and our other reports filed with the SEC, which, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein. Any such forward-looking statements represent management’s estimates as of the date of this proxy statement. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this proxy statement.

Overview of Our Executive Compensation Program

The Compensation Committee of our Board has designed our executive compensation program to attract and retain superior employees in key positions to enable our company to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder value. We intend to continue to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that best align the interests of our executives with those of our stockholders.

The following is a summary of important aspects of our executive compensation program discussed later in this CD&A:

Key Elements of Our Compensation Program. Our compensation program is designed to achieve these objectives through a combination of the following types of compensation:

•	Base salary;

•	Performance-based annual cash bonuses;

•	Long-term equity incentives; and

•	Severance and change-in-control benefits.

Each element of our executive compensation program is discussed in greater detail below.

•

We Intend to Pay for Performance. A significant portion of our named executive officers’ total compensation, as shown below, ties compensation directly to the achievement of corporate objectives. We emphasize pay for performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

•

Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests. Our compensation program is designed to align executive officer compensation with the achievement of our short- and long-term business objectives and building long-term stockholder value by rewarding successful execution of our business plan and by tying a portion of total compensation opportunities to equity incentives.

Fiscal 2022 Compensation Programs and Decisions

In line with our executive compensation program’s emphasis on pay for performance, we believe the compensation awarded to our named executive officers for fiscal 2022 properly reflected the achievement of our operating goals, our financial results and overall compensation philosophy:

•

Adjustments to Base Salary. For fiscal 2022, management recommended, and the Compensation Committee and the Board (in the case of our chief executive officer) agreed, that (i) our chief executive officer’s base salary remain at $525,000, and (ii) our chief financial officer’s base salary be increased from $345,000 to $365,000. The base salary increase for Mr. Kosiba was based on a review of his performance during fiscal 2021 relative to both his and our company’s goals and competitive salary data provided by our Compensation Committee’s independent compensation consultant.

•

Performance-Based Annual Cash Bonuses. For fiscal 2022, our company continued to focus on operating cash flow, revenues and operating expenses as objectives in our annual cash bonus program. The Compensation Committee focused solely on the achievement of corporate goals for our annual bonus program for fiscal 2022 and viewed these corporate objectives as key for our company’s short-term sustainability and long-term growth. In fiscal 2022, each named executive officer received a cash bonus payment equal to 53% of target bonus opportunity based on achieving (i) between threshold- and target-level performance on the revenue objective, and (ii) between target- and maximum-level performance on the operating expenses objective. Operating cash flow performance did not meet the threshold performance level requisite for payout, and as a result, no executive officer received payout under this objective. See the section entitled “Performance-Based Annual Cash Bonuses” below for a description of these metrics.

•

Long-Term Equity Incentive. The Compensation Committee recommended, and the Board approved, annual long-term equity awards to our named executive officers in fiscal 2022 based on such factors as: (i) performance and contribution during the prior fiscal year, (ii) competitive market practices, (iii) the overall compensation package for each executive officer, and (iv) the level of difficulty our company would face if we were to have to replace any executive officer if he or she were to voluntarily leave our company. The fiscal 2022 long-term equity awards granted to our named executive officers consisted of time-based awards that will vest over three years after grant and performance-based awards that will vest based upon our attainment of a performance goal tied to cumulative organic revenues after a three year performance period. In fiscal 2022, 60% of our chief executive officer’s long-term equity awards were performance-based awards. See the section entitled “Long-Term Equity Incentives” below for a description of these long-term equity awards.

We believe that management continued to make progress in fiscal 2022 on our company’s strategy to grow its Grid business unit in order to diversify its revenues and to establish what we expect to be a more predictable, re-occurring business. The Compensation Committee believes that the named executive officers’ fiscal 2022 compensation was appropriate given the performance and steps taken by management to position our company to implement and realize its strategy, as noted by the business accomplishments described above.

Compensation Program Philosophy and Objectives

The Compensation Committee of our Board oversees our executive compensation program, pursuant to authority established in the Compensation Committee Charter. The Compensation Committee reviews and approves all compensation decisions relating to our executive officers, except for the chief executive officer. The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to our Board, and our Board then determines the compensation of our chief executive officer.

Our executive compensation program is designed to meet three principal objectives:

•	Attract and retain executive officers who contribute to our long-term success;

•	Align compensation with our short-and long-term business objectives; and

•	Incentivize the executive officers to provide superior performance that will build long-term stockholder value.

These objectives collectively seek to link executive compensation to our overall company performance, which helps to ensure that the interests of our executives are aligned with the interests of our stockholders.

The Compensation Committee’s decisions regarding executive compensation during fiscal 2022 were based on achieving the above objectives, with an emphasis on:

•	Increasing long-term stockholder value by decreasing operating cash burn;

•	Improving operational performance by increasing revenue and decreasing operating expenses;

•	Taking into account the nature and scope of the executive officer’s position and responsibilities, including considerations of pay equity among the executive officers and retention concerns; and

•	Paying reasonable and fair compensation.

In setting executive compensation for fiscal 2022, the Compensation Committee established salary levels and established an executive incentive cash bonus plan with performance metrics that reflected our annual operating plan and strategic priorities for fiscal 2022. For fiscal 2022, the Compensation Committee continued to use operating cash flow and financial objectives relating to revenues and operating expenses as the performance objectives under our executive incentive cash bonus plan to promote our short-term and long-term business success. In setting objectives for each of the foregoing metrics, the Compensation Committee considered multiple factors so that its decisions were informed and equitable and that our executive compensation program achieved its objectives.

Stockholder Say-On-Pay Votes

At our Annual Meeting of Stockholders held on July 31, 2020, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 93% of the votes cast on the “say on pay” vote at our Annual Meeting of Stockholders held on July 31, 2020 were voted in favor of the proposal. We have considered the results of such vote and believe the support of our stockholders for the vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus, we did not make material changes to our executive compensation arrangements in response to the vote. In the future, we will continue to consider the outcome of our “say on pay” votes when making compensation decisions regarding our named executive officers. While we have historically held our advisory vote on executive compensation triennially, in this year’s advisory vote on the frequency of future advisory votes on executive compensation, the Board is recommending that future advisory votes on executive compensation be held every year (see proposal 4). Subject to the Board’s determination after considering the results of proposal 4, it is expected that in future years such advisory vote on executive compensation will occur annually.

The Compensation Committee’s Process

The Compensation Committee has a process to help ensure that our executive compensation program meets its principal objectives. In making compensation decisions, the Compensation Committee considers a wide variety of information, including how each compensation decision ties to its total compensation philosophy, market data and recommendations provided by the Compensation Committee’s independent compensation consultant, information from our general counsel, who also manages our human resources function and the thoughts of our chief executive officer and other Board members.

Role of Independent Compensation Consultant. The Compensation Committee has engaged Radford, part of the Rewards Solutions practice of Aon plc, or Radford, since October 2016 as its independent outside compensation consultant to advise it and develop an executive compensation strategy, to assess the competitiveness of our executive compensation and to provide recommendations with respect to both the levels and structure of compensation for our executives. In fiscal 2022, Radford assessed the competitiveness of executive compensation through comparisons with peer groups and survey sources while additionally assessing our performance to ensure compensation levels were appropriately tied to performance. During fiscal 2022, Radford advised the Compensation Committee on compensation matters for all officers and directors and met with the Compensation Committee in executive sessions without the presence of management, as requested by the Compensation Committee. Radford did not perform services for our company that were unrelated to Compensation Committee matters during fiscal 2022.

The Compensation Committee regularly reviews the services provided by its compensation advisers and believes that Radford is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with Radford in fiscal 2022 and determined that its work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and by the SEC and the Nasdaq Global Select Market. The Compensation Committee continues to monitor the independence of its compensation consultant and any conflicts of interest related to services thereby on a periodic basis.

Compensation Analysis. With the assistance of Radford, in June 2022, the Compensation Committee reviewed the compensation levels of our executive officers against compensation levels at peer group companies that were selected based on the following criteria:

•	Companies within the same Global Industry Classification Standard code, Electrical Components and Equipment, and related industries;

•	Companies with a 30-day trailing market capitalization of approximately three-tenths to three times our market capitalization;

•	Companies with four quarters of trailing revenues of three-tenths to three times our revenues; and

•	Companies with headcount of three-tenths to three times our headcount.

For the analysis of our fiscal 2022 executive compensation packages, the Compensation Committee utilized the peer group approved by the Compensation Committee in April 2022, which consisted of the following seventeen companies:

Peer Group Companies

Allied Motion Technologies, Inc.	PAR Technology Corp.

AZZ	Park Aerospace Corp.

Ballard Power Systems	Plug Power Inc.
Broadwind, Inc.	Powell Industries Inc.

Capstone Turbine Corp.	Preformed Line Products Company

Energy Recovery Inc.	Thermon Group Holdings, Inc.

FuelCell Energy Inc.	Ultralife Corp.

Iteris, Inc.	Vicor Corp.

Orion Energy Systems, Inc.

This peer group is the same peer group used for fiscal 2021 compensation decisions. The Compensation Committee determined that the peer group remained appropriate for fiscal 2022 compensation decisions and only received updated peer group company financial information and survey data from Radford.

The Compensation Committee utilized the peer group to provide context for its compensation decision-making. The compensation paid by peer group companies to their respective executive officers does not factor into the Compensation Committee’s determination of the peer group. After the peer group companies were selected in April 2022, Radford prepared and presented a report to the Compensation Committee summarizing the competitive data and comparisons of our executive officers to the comparable company market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the general and high-technology industries). We use the broad survey data in conjunction with peer group data in evaluating our executive compensation practices. The Compensation Committee does not rely upon data from any individual company participating in any of these surveys in making compensation decisions and uses the general survey data as only a reference point for evaluating our executive compensation practices, as opposed to benchmarking our executive compensation practices against the general survey data. Each of our elements of compensation is reviewed as part of this analysis and evaluation.

The above review provided the Compensation Committee with general affirmation that its compensation decisions are aligned with the marketplace and our compensation program was achieving the Compensation Committee’s objectives, as described above.

The Compensation Committee may, in its discretion, review and/or modify the selection criteria for our peer group and the peer group companies from year to year as it determines appropriate, depending on, among other factors, changes in the marketplace, acquisitions, divestitures and the business focus of us and/or our peer group companies.

Other Compensation Information. Our general counsel, who also manages our human resources function, regularly attended Compensation Committee meetings in fiscal 2022 to provide information regarding our executive compensation program. Among other things, he performed internal analyses of marketplace practices for executive pay, made recommendations to our chief executive officer on compensation matters for all officers (other than our chief executive officer) and compiled other relevant data at the request of the Compensation Committee.

Our chief executive officer is actively involved in the executive compensation process. Our chief executive officer reviews the performance of each of the executive officers (other than his own) and makes recommendations to the Compensation Committee regarding the salary and long-term incentive awards for executive officers other than himself, as well as the executive compensation program’s impact on attracting, retaining and motivating the level of executive talent necessary to achieve and exceed our company goals. The Compensation Committee is not bound by such recommendations, but generally takes them into consideration before making final determinations about the compensation of executive officers other than our chief executive officer.

The Compensation Committee reviews the compensation for our chief executive officer and makes a recommendation to the full Board. The full Board determines the compensation of our chief executive officer.

The Compensation Committee also considers information relevant to each executive’s specific situation including the executive’s marketability and the availability or scarcity of other qualified candidates, inside and outside our company, who could replace the executive should he or she leave our company.

In determining equity compensation, the Compensation Committee considers levels of past performance, performance potential, retention risk and the value of the equity compensation needed to keep the total compensation opportunity level competitive and consistent with our compensation philosophy.

Risk Considerations in our Compensation Program

Our Compensation Committee does not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any risks arising from our compensation policies and practices are mitigated by:

•

The multiple elements and mix of our compensation packages, including base salary, annual bonus programs and, for many of our employees, equity awards vesting over multiple years, that are intended to motivate employees to take a long-term view of our business;

•

The structure of our annual cash bonus program, which (i) is based on a number of different performance measures (including operating cash flow, revenues and operating expenses) to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, (ii) is based on performance targets that we believe are somewhat aggressive yet reasonable and should not require undue risk-taking to achieve, and (iii) includes caps on the maximum payouts eligible under the program; and

•	Management process, controls and decision authorities established for different types and levels of decisions.

Compensation Mix

The Compensation Committee relies upon its judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. We seek to achieve our executive compensation objectives through the use of four compensation components, which are summarized in the table below.

Compensation Component	Principal Contributions to Compensation Objectives	Comments

Base salary	• Attracts and retains talented executives with annual salary that reflects the executive’s performance, skill set and opportunities in the marketplace.	• Only component of compensation that is guaranteed. • Comprised 27% to 37% of total compensation for our named executive officers in fiscal 2022.

Performance-based annual cash bonuses

•  Focuses executives on annual financial and operating results.

• Aligns compensation with our short-term business objectives and builds longer-term stockholder value by rewarding successful execution of our business plan.

•  Enables total cash compensation to remain competitive within the marketplace for executive talent.

•  Payout target for named executive officers ranges from 55% to 100% of base salary and depends upon performance against company goals relating to operating cash flow, revenues and operating expenses.

•  0% to 200% of target payout can be achieved.

•  Total cash compensation (base salary plus performance-based annual cash bonus) comprised 41% to 47% of total compensation for our named executive officers in fiscal 2022.

•  Performance-based annual cash bonus brings “at risk” fiscal 2022 cash compensation to a range of 11% to 14% of total compensation for our named executive officers.

Compensation Component	Principal Contributions to Compensation Objectives	Comments
Long-term equity incentives

•  Retains critical talent needed to successfully navigate our company through a challenging business environment.

• Aligns compensation with our long-term business objectives and builds long-term stockholder value by rewarding successful execution of our business plan.

•  Time-based and performance-based restricted stock awards were granted in fiscal 2022.

•  60% of our chief executive officer’s long-term equity incentives were performance-based restricted stock awards in fiscal 2022.

•  Long-term equity incentives comprised 51% to 58% of total compensation for our named executive officers in fiscal 2022.

•  Long-term equity incentives combined with performance-based annual cash bonus brings “at risk” fiscal 2022 total compensation to a range of 62% to 72% of total compensation for the named executive officers.

Severance and change-in-control benefits

•  Helps to attract and retain talented executives with benefits that are comparable to those offered by companies with whom we compete for talent.

•  Incentivizes management to maximize stockholder value.

•  Each severance agreement provides for certain severance benefits, primarily salary, health benefits and, in certain cases, prorated cash bonus, in the event that the executive’s employment is terminated under certain circumstances. The severance periods range from 18 months to 24 months.

•  The restricted stock awards granted to our executive officers provide for full acceleration of vesting upon a change in control of our company.

While the Compensation Committee independently evaluates each of the compensation components discussed in the above table, it places greater emphasis on the sum of base salary, performance-based annual cash bonuses and long-term equity incentives rather than any one component because of their combined greater potential to influence our named executive officers’ performance. The Compensation Committee believes, and our pay mix is designed to reflect, that a substantial portion of the compensation for our named executive officers should be “at risk” and aligned with our stockholders’ interests.

Base Salary

Base salaries are set once per year as part of the compensation review process. In June 2022, the Compensation Committee reviewed the base salary levels for Messrs. McGahn and Kosiba. Management recommended, and the Compensation Committee and the Board (in the case of our chief executive officer) agreed, (i) that no changes would be made to Mr. McGahn’s base salary in fiscal 2022, and accordingly, Mr. McGahn’s salary remained at $525,000, and (ii) to increase Mr. Kosiba’s base salary from $345,000 to $365,000. Such change to Mr. Kosiba’s base salary was effective as of April 1, 2022. The base salary increase for Mr. Kosiba was based on a review of his performance during fiscal 2021 relative to both his and our company’s goals and competitive salary data provided by our Compensation Committee’s independent compensation consultant, Radford.

The Compensation Committee considered the base salary levels for these executives to be appropriate in light of each executive’s level of job responsibility and individual performance, overall company performance and the competitiveness of these executives’ salaries with salaries paid to executive officers in similar positions, industries and geographic locations.

Performance-Based Annual Cash Bonuses

The Compensation Committee believes cash bonuses are an important factor in rewarding and motivating our executive officers. The Compensation Committee establishes a cash incentive plan for our executive officers on an annual basis, typically early in the fiscal year.

On June 7, 2022, the Compensation Committee and the Board (in the case of our chief executive officer) approved an executive incentive plan for fiscal 2022 covering all of our executive officers. Under our executive incentive plan for fiscal 2022, the Compensation Committee continued to use operating cash flow and other financial objectives relating to revenues and operating expenses as the performance metrics for the payment of cash bonus awards for fiscal 2022. For each executive officer, the Compensation Committee assigned the following weighting to each such metric:

•	Our company’s operating cash flow for fiscal 2022 as compared to the established target — 50%;

•	Our company’s revenues for fiscal 2022 as compared to the established target – 25%; and

•	Our company’s operating expenses for fiscal 2022 as compared to the established target – 25%.

Under the terms of the fiscal 2022 executive incentive plan, the Compensation Committee and the Board (in the case of our chief executive officer) designated for each named executive officer a target cash bonus amount at 55% of base salary for Mr. Kosiba and 100% of base salary for Mr. McGahn. The amount of the target cash bonus award paid to each named executive officer could have been less than or greater than the executive’s target cash bonus incentive, with the amount capped at 200% of the target cash bonus amount. If less than the threshold performance level was achieved for a particular quantitative objective, no payment was received with respect to that objective in the bonus plan.

The following table sets forth each named executive officer’s annual cash bonus award opportunities for fiscal 2022 at minimum, threshold, target and maximum:

	Annual Cash Bonus Award Opportunity				Annual Cash Bonus Award Opportunity ($)
Name	Minimum	Threshold (% of Target)	Target (% of Base Salary)	Maximum (% of Target)	Minimum	Threshold	Target	Maximum

Daniel P. McGahn	0%	30%	100%	200%	$0	$157,500	$525,000	$1,050,000

John W. Kosiba	0%	30%	55%	200%	$0	$60,225	$200,750	$401,500

The Compensation Committee is responsible for determining the cash payout under the plan to each executive officer other than the chief executive officer. Our Board determines the cash payout under the plan for the chief executive officer, taking into account the recommendation of the Compensation Committee.

The following summarizes the cash bonus opportunity for the named executive officers under each performance metric under the fiscal 2022 executive incentive plan.

Milestones and achievement for the operating cash flow (50%) bonus measure: All of the named executive officers were subject to the same operating cash flow threshold that had to be met before payout could be earned. The fiscal 2022 milestones and achievement levels for our company’s operating cash flow measure are shown below. An executive’s payout on this measure was determined through a numerical calculation based on our company’s operating cash flow so the Compensation Committee (or, in the case of our chief executive officer, our Board) did not apply discretion.

	Fiscal 2022 Milestones and Achievement for Operating Cash Flow Metric
		Threshold (30%)	Target (100%)		Maximum (200%)

Operating Cash Flow	Operating Cash Flow Milestones:	$(20.3M )	$(13.5M	)	$0

	Operating Cash Flow Result:		$(22.5M	)

Bonus Opportunity	Achievement (% of Target):	0%

	% of Target Bonus Opportunity for Metric:	0%

Our company’s operating cash flow for fiscal 2022 was below threshold-level expectations, resulting in no bonus payout for this measure.

Other financial objectives (50%): For fiscal 2022, the Compensation Committee (or, in the case of our chief executive officer, our Board) continued to place a greater emphasis on the achievement of the same corporate goals as opposed to individual goals for each executive officer under this measure, viewing these corporate goals as key for our company’s short-term sustainability and long-term growth. The Compensation Committee (or, in the case of our chief executive officer, our Board) awarded bonuses under this measure to each named executive officer as follows:

Financial Objective (1)	Threshold	Target	Maximum	Achievement (% of Target)	Daniel P. McGahn Payout for Metric	John W. Kosiba Payout for Metric	% of Target Bonus Opportunity for Metric

AMSC Revenues (25%)	$96.0M	$120.0M	$150.0M	88%	$81,375	$31,116	62%

Operating Expenses (25%)	$48.0M	$40.0M	$30.0M	112%	$194,250	$74,278	148%

Total Payout					$275,625	$105,394	105%

(1)	Operating expenses under the bonus plan is defined as operating expenses less (i) stock compensation expense, and (ii) restructuring and impairment expenses.

Overall payout results: In June 2023, the Compensation Committee (or, in the case of our chief executive officer, our Board) approved the following payouts under the fiscal 2022 executive incentive plan:

Name	Fiscal 2022 Target Cash Bonus	Fiscal 2022 Total Cash Payout	% of Target Bonus Opportunity

Daniel P. McGahn	$525,000	$275,625	53%

John W. Kosiba	$200,750	$105,394	53%

Long-Term Equity Incentives

The Compensation Committee uses stock-based awards to retain executive officers and align their interests with those of our stockholders. For the last several years, the Compensation Committee awarded both time-based and performance-based restricted stock awards. A time-based restricted stock award typically will vest in equal annual installments over a three-year period. A performance-based restricted stock award typically will vest upon the achievement of specific objectives relating to our performance within a specified period. The Compensation Committee believes shares of restricted stock provide a more motivating form of incentive compensation than stock options, minimize stock compensation expenses and reduce the potential dilution of our shares.

We generally grant shares of restricted stock to executive officers and other employees (i) upon their initial hire, (ii) in connection with a promotion, and (iii) annually based on merit. To determine the amount of stock-based awards granted to executive officers, our Compensation Committee (or, in the case of our chief executive officer, our Board) considers the performance of the individual and our company, historic stock-based awards and the awards made to those in similar positions at comparable companies.

Our Board and Compensation Committee typically meet in or around May to review company performance for the prior fiscal year. At such time, the Compensation Committee (or, in the case of our chief executive officer, our Board) also reviews the performance of the executive officers over the prior fiscal year and grants equity awards, if any, to the executive officers. In fiscal 2022, the Compensation Committee and Board met in October and awarded time-based and performance-based restricted stock awards to Messrs. McGahn and Kosiba under our 2022 Stock Incentive Plan.

In fiscal 2022, when considering equity grants to our executive officers, the Compensation Committee (or, in the case of our chief executive officer, our Board) considered:

•	Each executive officer’s performance and contribution during the prior fiscal year;

•	Recommendations made by our management (except as to our chief executive officer);

•	Competitive practices;

•	The overall compensation package for each executive officer;

•	The overall retention concerns and level of difficulty our company would face if we were to have to replace any executive officer if he or she were to voluntarily leave our company; and

•	The availability of shares to grant to our employees and executive officers given our limited share pool.

Based on such considerations, the Compensation Committee recommended, and the Board awarded shares of time-based restricted stock and performance-based restricted stock to each executive officer. Messrs. McGahn and Kosiba received time-based restricted stock awards of 100,000 and 75,000 shares, respectively, each of which vests over three years in equal annual installments on each of June 19, 2023, May 19, 2024 and May 19, 2025, subject to the executive officer’s continued employment.

Messrs. McGahn and Kosiba also received performance-based restricted stock awards of 150,000 and 50,000 shares, respectively. The performance measure on which vesting of these performance-based shares is contingent relates to cumulative organic revenues over the three fiscal year period beginning April 1, 2022 and ending March 31, 2025, or the Performance Period. Vesting of these performance-based shares is also subject to the executive officer’s continued employment through the Board’s determination of performance following the end of the Performance Period. The Compensation Committee recommended and the Board approved the application of this performance measure for the fiscal 2022-2024 performance cycle because they believe that such measure is aligned with maximizing long-term stockholder value.

For these performance-based restricted stock awards, we defined cumulative organic revenues as our company’s gross revenues during the Performance Period, but excluding the effects of acquired revenues, product discontinuances and divestitures, and subject to other adjustments as deemed necessary or advisable by our Board in good faith to achieve the purposes of the award. Organic Grid revenues are calculated in the same manner for gross revenues and related adjustments in our Grid segment only.

These performance-based restricted stock awards will vest based upon our attainment of the performance goal for the Performance Period. If the performance goal is met at maximum performance levels, then each executive officer will earn 100% of the performance-based shares awarded. The amount of performance shares that will vest based on threshold, target or maximum performance, as applicable, are set forth in the table below. When the result of the cumulative organic revenues performance measure lands between two goals (for example, between “target” and “maximum”), then the number of performance-based shares that will vest will be calculated on a linear basis (rounded to the nearest whole share).

	Below Threshold	Threshold	Target	Maximum

Number of McGahn Performance Shares Eligible to Vest	0	100,000	150,000	150,000

Number of Kosiba Performance Shares Eligible to Vest	0	16,667	33,333	50,000

Board Certification in Fiscal 2022 of Achievement of Performance-Based Restricted Stock Awards

On May 21, 2020, the Compensation Committee recommended and the Board approved performance-based restricted stock awards of 150,000 and 50,000 shares for Mr. McGahn and Mr. Kosiba, respectively. The performance measures on which vesting of these performance-based shares were contingent related to cumulative organic Grid revenues (weighted at two-thirds of each executive’s award) and cumulative organic total revenues (weighted at one-third of each executive’s award), each over the three fiscal year period beginning April 1, 2020 and ending March 31, 2023, or the Fiscal 2020-2022 Performance Period. Vesting of these awards was also subject to the executive officer’s continued employment through the Board’s determination of performance following the end of the 2020-2022 Performance Period.

For these performance-based restricted stock awards, we defined (i) cumulative organic Grid revenues as our company’s gross Grid revenues during the Fiscal 2020-2022 Performance Period, excluding the effects of acquired revenues, product discontinuances and divestitures, and subject to other adjustments as deemed necessary or advisable by our Board in good faith to achieve the purposes of the award, and (ii) cumulative organic total revenues as our company’s gross total revenues during the Fiscal 2020-2022 Performance Period, excluding the effects of acquired revenues, product discontinuances and divestitures, and subject to other adjustments as deemed necessary or advisable by our Board in good faith to achieve the purposes of the award.

The performance measures and goals pertaining to these performance-based restricted stock awards and the number of shares eligible to vest based on such performance measures and goals were as follows:

			Threshold	Target	Maximum

Cumulative Organic Grid Revenues for Fiscal 2020-2022	< $	110,000,000	$110,000,000	$130,000,000	$150,000,000

Number of McGahn Performance Shares Eligible to Vest		0	50,000	70,000	100,000

Number of Kosiba Performance Shares Eligible to Vest		0	16,667	23,333	33,333

			Target	Maximum

Cumulative Organic Total Revenues for Fiscal 2020-2022	<$	177,500,000	$177,500,000	$210,000,000

Number of McGahn Performance Shares Eligible to Vest		0	30,000	50,000

Number of Kosiba Performance Shares Eligible to Vest		0	10,000	16,667

On June 15, 2023, our Board certified that (i) actual cumulative organic Grid revenues of $164,627,242 for the 2020-2022 Performance Period exceeded the maximum-level cumulative organic Grid revenues amount of $150,000,000, and as a result, (A) all 100,000 of Mr. McGahn’s performance-based shares, and (B) all 33,333 of Mr. Kosiba’s performance-based shares vested, and (ii) actual cumulative organic total revenues of $202,137,035 for the 2020-2022 Performance Period landed between target-level and maximum-level performance, and as a result, (A) 45,161 of Mr. McGahn’s performance-based shares, and (B) 15,054 of Mr. Kosiba’s performance-based shares vested. Any remaining unvested shares were forfeited to the Company.

Benefits

We offer a comprehensive benefits package to all full-time employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executive officers are eligible to participate in all of our employee benefit plans on the same terms as our other full-time employees generally. The 401(k) plan includes a matching component where we will match $0.50 on each dollar of an employee’s contribution up to a maximum of 6 percent of his or her wages in the form of our stock. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended, or the Code.

Severance and Change-in-Control Benefits

We have entered into agreements with each of our executive officers that provide them with severance benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. In addition, the restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company. These agreements, along with estimates of the value of the benefits payable under them, are described below under the caption “Employment Agreements and Severance Agreements with Executive Officers.” We believe providing these benefits helps us compete for and retain executive talent and that our severance and change-in-control benefits are generally in line with those provided to executives by comparable companies.

Tax Considerations

The Internal Revenue Service, pursuant to Section 162(m) of the Code, generally disallows a tax deduction for all compensation in excess of $1,000,000 paid to certain current or former executive officers at our company. The Compensation Committee believes that stockholder interests are best served by not restricting the committee’s flexibility in structuring compensation plans and reserves the right to pay compensation that will not be deductible as a result of Section 162(m) of the Code.

Prohibitions on Hedging, Pledging and Short Sales

Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, including our named executive officers, and employees, certain of their family members and any entities they control. The policy prohibits the purchase of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our company’s equity securities. In addition, the policy prohibits (x) the pledging of our company’s securities as collateral for a loan except in limited circumstances where a person wishes to pledge our company’s securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to such pledged company securities, and (y) short sales of our company’s equity securities.

Fiscal 2022 Summary Compensation Table

The following table contains information with respect to the compensation for fiscal 2022 of our principal executive officer and our principal financial officer.

Name and Principal Position	Fiscal Year (1)	Salary	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Daniel P. McGahn	2022	$525,000	$1,130,000	$275,625	$11,151	$1,941,776
President and Chief Executive Officer	2021	525,000	1,107,000	283,500	10,558	1,926,058
	2020	525,000	1,627,500	782,250	10,558	2,945,308

John W. Kosiba	2022	365,000	510,000	105,394	11,151	991,545
Senior Vice President, Chief Financial Officer and Treasurer	2021	345,000	442,800	102,465	10,531	900,796
	2020	325,000	759,502	266,338	10,393	1,361,233

(1)	Refers to the fiscal years ended March 31, 2023 (fiscal 2022), March 31, 2022 (fiscal 2021) and March 31, 2021 (fiscal 2020).

(2)

The amounts shown reflect the grant date fair value of awards granted during the applicable fiscal year computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for fiscal 2022 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 31, 2023.

(3)

The included amounts in this column reflect cash bonuses paid under our executive incentive plans for fiscal 2022, fiscal 2021 and fiscal 2020. See “Compensation Discussion and Analysis — Compensation Mix — Performance-Based Annual Cash Bonuses” above for a description of the plan for fiscal 2022.

(4)	All Other Compensation is comprised of the following amounts:

Name	Fiscal Year	Life Insurance Premiums (1)	Defined Contributions for 401(k) Stock Match
Daniel P. McGahn	2022	$2,001	$9,150
	2021	2,008	8,550
	2020	2,008	8,550
John W. Kosiba	2022	$2,001	$9,150
	2021	1,843	8,688
	2020	1,843	8,550

(1)	The life insurance premium amounts in the table above reflect premiums paid by us for life insurance for which the named executive officer is the named beneficiary.

Grants of Plan-Based Awards Table for Fiscal 2022

The following table contains information concerning potential future payouts under our fiscal 2022 executive incentive plan to the named executive officers. As discussed in “Compensation Discussion and Analysis — Compensation Mix — Long Term Equity Incentives” above, we granted awards of restricted stock to our named executive officers in fiscal 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards (10)
Name	Grant Date	Threshold $ (2)	Target $ (3)	Maximum $ (4)	Threshold # (5)		Target # (6)		Maximum # (7)

Daniel P. McGahn	6/7/2022	157,500	525,000	1,050,000

	10/31/2022										100,000(9)	$452,800

	10/31/2022				100,000	(8)	150,000	(8)	150,000	(8)		$678,000

John W. Kosiba	6/7/2022	60,225	200,750	401,500

	10/19/2022										75,000(9)	$306,000

	10/19/2022				16,667	(8)	33,333	(8)	50,000	(8)		$204,000

(1)

Reflects the threshold, target and maximum cash bonus amounts under our executive incentive plan for fiscal 2022. See “Compensation Discussion and Analysis — Compensation Mix — Performance-Based Annual Cash Bonuses” above for a description of this plan. The amounts actually paid to the named executive officers under this plan are shown above in the Non-Equity Incentive Plan Compensation column of the Fiscal 2022 Summary Compensation Table.

(2)	Reflects the total minimum amount that would have been earned if the minimum performance levels for all of the annual metrics had been achieved.

(3)	Reflects the total amount that would have been earned if the targeted annual metrics had been achieved.

(4)	Reflects the total maximum amount that would have been earned if the maximum performance levels for all of the annual metrics had been achieved.

(5)	Reflects the total minimum amount of shares that will vest if the minimum performance levels are achieved.

(6)	Reflects the total amount of shares that will vest if the targeted performance metrics are achieved.

(7)	Reflects the total maximum amount of shares that will vest if the maximum performance levels are achieved.

(8)

Performance-based stock award which vests upon the attainment of specified cumulative organic revenues over the three fiscal year period beginning April 1, 2022 and ending March 31, 2025, subject to the executive officer’s continued employment throughout the performance period and until the Board determines whether the performance goals have been attained.

(9)

Restricted stock award vests in equal annual installments over a 3-year period, and will be fully vested on May 19, 2025, subject to the executive officer’s continued employment through each applicable vesting date.

(10)

Grant date value represents the FASB ASC Topic 718 value of the restricted stock award as of the grant date. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for fiscal 2022 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 31, 2023.

Outstanding Equity Awards at Fiscal Year-End Table for Fiscal 2022

The following table contains information regarding unexercised stock options and unvested restricted stock awards held by our named executive officers as of March 31, 2023.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (9)

Daniel P. McGahn	15,999	(1)	—	25.10	7/31/2023	—		—	—		—

						40,000	(2)	196,400

									145,161	(3)	712,741

						20,000	(4)	98,200	—		—

						—		—	45,000	(5)	220,950

						100,000	(6)	491,000	—		—

						—		—	150,000	(7)	736,500

John W. Kosiba	3,200	(1)	—	25.10	7/31/2023	—		—	—		—

	—		—	—	—	26,666	(2)	130,930	—		—

	—		—	—	—	—		—	48,387	(3)	237,580

	—		—	—	—	8,000	(4)	39,280	—		—

						—		—	18,000	(5)	88,380

						75,000	(8)	368,250	—		—

									50,000	(7)	245,500

(1)	These options were granted on July 31, 2013 and were fully vested on July 31, 2016.

(2)	These awards were granted on May 21, 2020. The unvested portion of the award vested on June 19, 2023.

(3)

These awards were granted on May 21, 2020, vest upon the attainment of specified cumulative organic Grid revenues and cumulative organic total revenues, each over the three fiscal year period beginning April 1, 2020 and ending March 31, 2023, subject to the named executive officer’s continued employment through the Board’s determination of performance following the end of the performance period. On June 15, 2023, the Board certified that maximum-level performance was achieved with respect to the cumulative organic Grid revenues performance objective and between target-level and maximum-level performance was achieved with respect to the cumulative organic total revenues. The number of shares shown reflects the shares that vested based on achievement of such performance.

(4)	These awards were granted on May 20, 2021, The unvested portion of the award will vest in equal installments on each of June 19, 2023 and May 20, 2024.

(5)

These awards were granted on May 20, 2021, vest upon the attainment of specified cumulative organic Grid revenues, over the three fiscal year period beginning April 1, 2021 and ending March 31, 2024, subject to the named executive officer’s continued employment through the Board’s determination of performance following the end of the performance period. The number of shares herein reflects the total number of shares subject to these awards assuming “maximum” performance.

(6)	This award was granted on October 31, 2022, and will vest in equal annual installments on each of June 19, 2023, May 19, 2024 and May 19, 2025.

(7)

These awards were granted on October 31, 2022 for Mr. McGahn and October 19, 2022 for Mr. Kosiba, vest upon the attainment of specified cumulative organic total revenues, over the three fiscal year period beginning April 1, 2022 and ending March 31, 2025, subject to the named executive officer’s continued employment through the Board’s determination of performance following the end of the performance period. The number of shares herein reflects the total number of shares subject to these awards assuming “maximum” performance.

(8)	This award was granted on October 19, 2022, and will vest in equal annual installments on each of June 19, 2023, May 19, 2024 and May 19, 2025.

(9)	Based on $4.91 per share, the closing sale price of our common stock on March 31, 2023.

Option Exercises and Stock Vested Table for Fiscal 2022

The following table contains information concerning the exercise of stock options and vesting of restricted stock awards for each named executive officer during fiscal 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)

Daniel P. McGahn	—	$—	141,667	$809,835

John W. Kosiba	—	$—	58,833	$322,185

(1)	Value realized upon vesting is based on the closing sales price of our common stock on the Nasdaq Global Select Market on the vesting date.

Employment Agreements and Severance Agreements with Executive Officers

We are party to severance agreements with each of our named executive officers. Each severance agreement provides for certain severance benefits from the company to the executive in the event that such executive’s employment is terminated:

•	By us without “cause” (other than due to death or “disability”) in the absence of a “change in control” of the company (as such terms are defined in the severance agreement); or

•

By us without cause (other than due to death or disability) or by the executive for “good reason” (as defined in the severance agreement) within 12 months following a change in control of the company; or

•	By us without cause (other than due to death or disability) more than 12 months following a change in control of the company (each such termination referenced herein as a “qualifying termination”).

These benefits consist primarily of the continuation of the executive’s salary and employee benefits for a specified period of time following employment termination. These periods are as follows: Mr. McGahn — 24 months; and Mr. Kosiba — 18 months. In addition, upon termination by us without cause (other than due to death or disability) or by the executive for good reason within 12 months following a change in control of our company, the terminated executive is also entitled to a lump sum payment equal to a prorated portion of his or her target bonus for the year of termination.

The restricted stock awards we grant to our executive officers provide for full acceleration of vesting upon a change in control of our company.

The following table describes the potential payments and benefits that would be received by the named executive officers pursuant to these severance agreements, assuming that a qualifying termination of employment occurred on March 31, 2023. Actual amounts payable to each executive listed below upon his employment termination can only be determined definitively at the time of an executive’s actual termination.

Name	Salary Continuation Payments	Employee Benefits (1)	Prorated Bonus (2)

Daniel P. McGahn	$1,050,000	$54,412	$525,000

John W. Kosiba	$547,500	$40,784	$200,750

(1)	Calculated based on the estimated cost to us of providing these benefits at March 31, 2023.

(2)

Calculated based on prorated amount as of March 31, 2023, which represents 100% of the executive’s target bonus for fiscal 2022. Prorated bonus is only paid upon a qualifying termination of employment within 12 months of a change in control of the company.

The following table describes the value to the named executive officers pursuant to the acceleration-of-vesting provisions in his restricted stock awards, assuming that a change in control of our company occurred on March 31, 2023. The actual value of such acceleration to each executive listed below can only be determined definitively at the time of an executive’s actual termination. All options held by our named executive officers were fully vested as of March 31, 2023.

Name	Value of Restricted Stock Acceleration (1)

Daniel P. McGahn	$2,479,550

John W. Kosiba	$1,117,840

(1)	Represents the number of shares of restricted stock that would accelerate, multiplied by $4.91 (the closing sale price of AMSC common stock on March 31, 2023).

Pay Ratio Disclosure

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to the annual total compensation of our median employee. During fiscal 2022, the principal executive officer of AMSC was our chairman of the Board, president and chief executive officer, Mr. Daniel P. McGahn. For fiscal 2022, the annual total compensation of Mr. McGahn, for purposes of this pay ratio disclosure, was $1,941,776, and for our median employee was $80,991 resulting in a pay ratio of approximately 24:1.

We most recently calculated the median employee for purposes of providing pay ratio disclosure in fiscal 2021. For fiscal 2022, we have reviewed the changes in our employee population and employee compensation and, based on that review, determined that there was no change in our employee population or employee compensation that would significantly impact the fiscal 2022 pay ratio disclosure and require us to identify a new median employee. Therefore, we chose to use the same median employee for fiscal 2022 as used in fiscal 2021. A description of the methodology we used to identify the median employee can be found in our 2021 Proxy Statement. We calculated the annual total compensation for fiscal 2022 for such median employee using the same methodology we used for our named executive officers as set forth in the “Fiscal 2022 Summary Compensation Table” earlier in this section.

We consider the pay ratio reported above to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K based on our internal records and the methodology described above. Item 402(u) of Regulation S-K allows companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid, or CAP, to our principal executive officer, or PEO, and non-PEO named executive officers, or the Non-PEO NEOs, and certain aspects of the financial performance of our company. Our Compensation Committee and our Board (in the case of our chief executive officer) do not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our “Compensation Discussion and Analysis” section elsewhere in this proxy.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended March 31, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)(1)	Summary Compensation Table Total for PEO (b)(2)	Compensation Actually Paid to PEO (c)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(2)	Average Compensation Actually Paid to Non-PEO NEOs (e)(4)	Total Stockholder Return (f)(5)	Peer Group Total Stockholder Return (g)(6)	Net Income ($M) (h)(7)	Revenues ($M) (i)(8)

2022	$1,941,776	$1,058,766	$991,545	$684,643	$89.60	$197.81	($35,041)	$105,984

2021	$1,926,058	($1,917,216)	$900,796	($715,679)	$138.87	$190.14	($19,193)	$108,435

2020	$2,945,308	$8,014,215	$1,361,233	$3,922,615	$345.99	$188.64	($22,678)	$87,125

(1)

Daniel P. McGahn served as our PEO for the entirety of fiscal 2022, fiscal 2021 and fiscal 2020. John W. Kosiba, Jr., served as our only non-PEO NEO for the entirety of fiscal 2022, fiscal 2021 and fiscal 2020.

(2)

Amounts reported in these columns represent (i) the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO, Mr. McGahn, and (ii) the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year for our non-PEO NEO, Mr. Kosiba.

(3)

This figure represents compensation actually paid for our CEO, Mr. McGahn. Compensation actually paid is determined under SEC rules and represents an amount derived from the starting point of the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted under the methodology prescribed under the relevant rules as shown in the adjustment table below. The amounts shown do not reflect the value of vested compensation actually received by Mr. McGahn during the applicable fiscal year.

	Fiscal 2020	Fiscal 2021	Fiscal 2022

Summary Compensation Table Total	$2,945,308	$1,926,058	$1,941,776

Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($1,627,500)	($1,107,000)	($1,130,000)

Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,740,000	$570,750	$1,227,500

Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,915,279	($3,650,920)	($283,500)

Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$452,538	$0

Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$41,128	($108,641)	($697,010)

Compensation Actually Paid	$8,014,215	($1,917,216)	$1,058,766

(4)

This figure is the compensation actually paid for our non-PEO NEO, Mr. Kosiba. Compensation actually paid is determined under SEC rules and represents an amount derived from the starting point of the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted under the methodology prescribed under the SEC’s rules as shown in the table below. The amounts shown do not reflect the value of vested compensation actually received by Mr. Kosiba during the applicable fiscal year.

	Fiscal 2020	Fiscal 2021	Fiscal 2022

Summary Compensation Table Total	$1,361,233	$900,796	$991,545

Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($759,502)	($442,800)	($510,000)

Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,212,006	$228,300	$613,750

Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$920,010	($1,492,514)	($142,198)

Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$151,557	$0

Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$188,867	($61,018)	($268,454)

Compensation Actually Paid	$3,922,615	($715,679)	$684,643

(5)

Total Stockholder Return (TSR) is cumulative for the measurement periods beginning on March 31, 2020 and ending on March 31 of each of 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(6)	The peer group used is the Nasdaq Electronic Component and Equipment Index (the “Peer Group”), as used by our company for purposes of compliance with Item 201(e) of Regulation S-K.

(7)	The dollar amounts reported are our company’s net loss reflected in our company’s audited financial statements.

(8)

In our company’s assessment, revenue is the financial performance measure that is the most important financial performance measure used by the company in fiscal 2022 to link compensation actually paid to performance.

Performance Measures Used to Link Company Performance and CAP. The following is a list of performance measures, which in our assessment represent the most important performance measures used by our company to link company performance to compensation actually paid to our named executive officers for fiscal 2022. Each metric below is used for purposes of determining payouts under either our executive incentive cash bonus plan or vesting of our performance-based restricted stock. Please see our “Compensation Discussion and Analysis” section above for a further description of these metrics and how they are used in our company’s executive compensation program.

Revenue

Operating cash flow

Operating expenses

Description of Relationships Between Compensation Actually Paid and Performance

Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR, the Peer Group TSR, and CAP for the PEO and our Non-PEO NEO.

Relationship between CAP and Net Income. The graph below reflects the relationship between our PEO and our Non-PEO NEO CAP and our Net Income.

Relationship between CAP and Revenue (our company-selected measure). The graph below reflects the relationship between our PEO and Non-PEO NEO CAP and our company’s revenue.

Director Compensation

Our Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors.

For fiscal 2022, non-employee directors received cash compensation as follows:

•	Each non-employee director received $35,000 as an annual cash retainer and no per meeting fee;

•	The non-employee Lead Director received an additional annual cash retainer of $12,000;

•

The chairman of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee received an additional annual cash retainer of $20,000, $15,000 and $10,000, respectively; and

•

The members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee (other than the chairmen of such committees) received an additional annual cash retainer of $12,000, $9,000 and $6,000, respectively.

In addition to cash compensation, each non-employee director is granted an award of shares of common stock under the Amended and Restated 2007 Director Plan, or 2007 Director Plan, with an aggregate grant date value equal to $50,000. The annual award is granted three business days following the last day of each fiscal year, and is subject to proration for any partial fiscal year of service. Further, each non-employee director is granted an option to purchase shares of common stock under the 2007 Director Plan with an aggregate grant date value equal to $40,000 upon his or her commencement of service on the Board with an exercise price equal to the fair market value of our common stock on the date of the grant. These options vest in equal annual installments over a two-year period. Each option granted under the 2007 Director Plan becomes exercisable in full in the event of a change in control of the company. The term of each option granted under the 2007 Director Plan is 10 years, provided that, in general, an option may be exercised only while the director continues to serve as a director or within 60 days thereafter.

The compensation packages for directors are intended to attract and retain high-quality individuals to provide oversight to our management team. Directors who are employees of the company receive no additional compensation for their service as directors.

During fiscal 2022, we provided the following compensation to our non-employee directors:

Name*	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(4)	Total

Vikram S. Budhraja (3)	$12,093	$58,490	—	$70,583

Laura A. Dambier (3)	$37,962	—	$40,046	$78,008

Arthur H. House	$70,846	$49,385	—	$120,231

Margaret D. Klein (3)	$35,538	—	$40,046	$75,584

Barbara G. Littlefield	$54,269	$49,385	—	$103,654

David R. Oliver, Jr.	$61,000	$49,385	—	$110,385

*

Excludes Mr. McGahn, who has served as our chief executive officer and as a director since June 1, 2011. Mr. McGahn received no compensation for his service as a director in fiscal 2022. Mr. McGahn’s compensation as an executive is reported in the Fiscal 2022 Summary Compensation Table included in this proxy statement.

(1)

The amounts shown reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of (a) each director’s annual award of fully-vested shares of common stock, which resulted in the grant of 6,067 shares in April 2022, (b) Mr. Budhraja’s one-time award of 1,538 fully-vested shares of common stock granted in June 2022 in connection with his departure from our Board, and (c) each of Ms. Dambier’s and Ms. Klein’s one-time award of an option to purchase 10,282 shares of common stock granted in June 2022 in connection with commencing service on the Board. Each award was granted under the 2007 Director Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 17 to our audited consolidated financial statements for fiscal 2022 included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 31, 2023.

(2)	Based on stock price of $8.14 on the grant date of April 5, 2022 and $5.92 on the grant date of June 10, 2022.

(3)	Mr. Budhraja departed from our Board in June 2022. Ms. Dambier and Ms. Klein joined our Board in June 2022.

(4)	As of March 31, 2023, no non-employee director held unvested stock awards and each non-employee director held options for the following aggregate number of shares of common stock:

Name	Number of Shares

Vikram S. Budhraja	—

Laura A. Dambier	10,282

Arthur H. House	9,703

Margaret D. Klein	10,282

Barbara G. Littlefield	5,939

David R. Oliver, Jr.	—

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	81,005	(1)	$16.90	930,987	(2)

(1)	Excludes shares issuable under our 2000 Employee Stock Purchase Plan in connection with the current offering period which ends on September 30, 2023. Such shares are included in column (c).

(2)

In addition to being available for future issuance upon exercise of options that may be granted after March 31, 2023, 654,610 shares available for issuance under our 2022 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards. There were also 176,471 shares available under the 2007 Director Plan to be issued in the form of stock options or other stock awards. There were 99,906 shares available under the 2000 Employee Stock Purchase Plan on March 31, 2023.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. House (Chairman), Ms. Klein and Ms. Littlefield. No member of the Compensation Committee who served during fiscal 2022 was at any time during fiscal 2022, or formerly, an officer or employee of ours or any subsidiary of ours, nor has any member of the Compensation Committee who served during fiscal 2022 had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of our company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as  a director of AMSC or member of our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the preceding “Compensation Discussion and Analysis” section with management. Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in our proxy statement.

By the Compensation Committee of the Board.

Arthur H. House, Chairman

Margaret D. Klein

Barbara G. Littlefield

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds the lesser of (1) $120,000, or (2) 1% of the average of the our total assets at fiscal year-end for the last two completed fiscal years, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings. If the chairman of the Audit Committee approves the proposed related person transaction, the transaction will be presented to the full Audit Committee at the next meeting of the Audit Committee, and the Audit Committee may, in its discretion, ratify the transaction. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Audit Committee will review and consider such information regarding the transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

Interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	A transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related person transactions during fiscal 2022 or fiscal 2021.

ELECTION OF DIRECTORS

(PROPOSAL 1)

At the Annual Meeting, our stockholders will elect six directors to serve until our next annual meeting of stockholders, and until their respective successors are elected and qualified. The candidates listed below were nominated by the Board based on the recommendation of the Nominating and Corporate Governance Committee. The nominees must be elected by a plurality of the votes cast by the stockholders entitled to vote on the election. This means that the six nominees receiving the most affirmative votes will be elected as directors at the Annual Meeting. Votes withheld and “broker non-votes” will have no effect on the outcome of the election of directors. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable to serve or for good cause will not serve, proxies may be voted for a substitute nominee designated by our Board, or the Board may elect to reduce the size of the Board. Information about each nominee is included under “Corporate Governance — Members of the Board” beginning on page 8 of this proxy statement.

The Board recommends a vote FOR the election of Ms. Dambier, Mr. House, Ms. Klein, Ms. Littlefield, Mr. McGahn and Mr. Oliver, as directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

The Audit Committee has appointed RSM as our independent registered public accounting firm for fiscal 2023 and has directed that we submit this appointment for ratification by the stockholders at the Annual Meeting. Although stockholder ratification is not required, the appointment of RSM is being submitted for ratification at the Annual Meeting because AMSC believes it is a good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its appointment of RSM. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the fiscal year if it determines that such a change would be in the best interest of AMSC and its stockholders.

Representatives of RSM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Ratification of the appointment by the Audit Committee of RSM as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of the holders of a majority of the shares of common stock voting on the matter. Abstentions will have no effect on the outcome of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm, we do not expect any “broker non-votes” in connection with this proposal.

The Board recommends a vote FOR ratification of the Audit Committee’s appointment of RSM as our independent registered public accounting firm for the current fiscal year.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees charged by RSM and its affiliates for the services rendered to us with respect to each of the last two fiscal years:

	Fiscal Year Ended March 31,
Fee Category	2023	2022

Audit Fees (1)	$849,023	$547,271

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$849,023	$547,271

(1)

Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2022 also include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, however, no audit of our internal control over financial reporting was required or undertaken in fiscal 2021 in accordance with SEC rules.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All services provided to us by RSM and its affiliates in each of fiscal 2022 and fiscal 2021 were approved in accordance with this policy.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL 3)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010, or the Dodd-Frank Act and Rule 14a-21 under the Exchange Act, our stockholders are entitled to vote at the Annual Meeting to approve, on a non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Exchange Act. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on our company, the Board or the Compensation Committee. The Board will determine when the next advisory vote to approve named executive officer compensation will be held after considering the advisory vote on the frequency of future advisory votes on executive compensation (see proposal 4).

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The Compensation Committee and the Board value constructive dialogue on executive compensation with the Company’s stockholders and encourage all stockholders to vote their shares on this important matter. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the company’s definitive proxy statement for the 2023 Annual Meeting of Stockholders.”

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. Our executive compensation program is designed to attract and retain executive officers who contribute to our long-term success, align compensation with short- and long-term business objectives, and incentivize the executive officers to provide superior performance that will build long-term stockholder value. The program contains elements of performance-based cash and equity-based compensation. Our executive pay philosophy is predicated on our view that a significant portion of compensation should be “at risk” and directly linked to our overall performance, thereby supporting the alignment of the interests of our named executive officers with the interests of our stockholders. We believe our compensation program has been successful in achieving its goals while, at the same time, not encouraging excessive risk taking by management.

The affirmative vote of the holders of a majority of shares of common stock voting on the matter is required to approve the advisory resolution on the compensation of our named executive officers described in this proposal 3. Abstentions and “broker non-votes” will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board.

The Board unanimously recommends a vote FOR the advisory vote to approve the compensation of our named executive officers.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(PROPOSAL 4)

Under the Dodd-Frank Act and pursuant to Rule 14a-21 of the Exchange Act, our stockholders are entitled to vote, on a non-binding basis, at the Annual Meeting to advise our Board regarding whether stockholder advisory votes on the compensation of the named executive officers should occur every one, two or three years. Stockholders may also abstain from the vote.

This “say-on-frequency” vote is an advisory vote only, and it is not binding on our company, the Board or the Compensation Committee. However, the Board values the opinions of our stockholders and intends to consider the outcome of the vote when determining the frequency of the stockholder advisory vote on executive compensation.

After careful consideration, the Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company at this time. In reaching this recommendation, the Board considered that holding an annual advisory vote on executive compensation will allow our stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year. An annual advisory vote also provides our Compensation Committee with the opportunity to evaluate its compensation decisions, taking into account the timely feedback provided by stockholders. In addition, the Board recognizes that an annual advisory vote on executive compensation is consistent with the Company’s policy of facilitating communications of our stockholders with our Board at any time through the processes described in this proxy statement under the heading “Communicating with the Independent Directors.”

This proposal requires the affirmative vote of the holders of a majority of shares of common stock voting on the matter. If none of the three frequency options (one year, two years or three years) receives such vote, we will consider the frequency option receiving the highest number of votes cast by stockholders to be the frequency recommended by our stockholders. Abstentions and “broker non-votes” will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board

The Board unanimously recommends a vote of ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

OTHER MATTERS

Solicitation of Proxies

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Stockholder Proposals for 2024 Annual Meeting

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our 2024 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than February 29, 2024, which is 120 calendar days before the anniversary of the date our proxy statement was released to stockholders in connection with this year’s Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting on August 11, 2023 then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with SEC regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2024 Annual Meeting, but not included in our proxy statement, by May 13, 2024, but not before April 13, 2024, which is not less than 90 days nor more than 120 days prior to the anniversary date of this year’s Annual Meeting. However, in the event the 2024 Annual Meeting is scheduled to be held on a date before July 22, 2024 or after October 10, 2024, which is 20 days before or 60 days after the anniversary date of this year’s Annual Meeting, then your notice may be received by us at our principal executive office not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2024 Annual Meeting. You are also advised to review our bylaws, which specify additional requirements related to advance notice of stockholder proposals and director nominations.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

Important Notice Regarding Delivery of Security Holder Documents

We have adopted the cost saving practice of “householding” proxy statements, annual reports and Internet Notices. Some banks, brokers and other nominee record holders are also “householding” proxy statements, annual reports, and Internet Notices for their customers. This means that only one copy of our proxy statement, annual report or Internet Notice may have been sent to multiple shareholders in your household unless we have received instructions otherwise. We will promptly deliver a separate copy of any of these documents to you if you write our Investor Relations department at 114 East Main Street, Ayer, Massachusetts 01432 or call (978) 399-8344. If you want to receive separate copies of the annual report, proxy statement or Internet Notice in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Electronic Delivery of Stockholder Communications

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your stockholder communications via e-mail. To sign up for electronic delivery, visit www.proxyvote.com. Your electronic delivery enrollment will be effective until you cancel it, which you may do at any time by following the procedures described at the website listed above. If you have questions about electronic delivery, please write our Investor Relations department at 114 East Main Street, Ayer, Massachusetts 01432 or call (978) 399-8344.

AMERICAN SUPERCONDUCTOR CORPORATION 114 EAST MAIN STREET AYER, MA 01432

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on August 8, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AMSC2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 10, 2023 for shares held directly and by 11:59 p.m. Eastern Time on August 8, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18198-P95818                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN SUPERCONDUCTOR CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees:

	01) Laura A. Dambier	04) Barbara G. Littlefield
	02) Arthur H. House	05) Daniel P. McGahn
	03) Margaret D. Klein	06) David R. Oliver, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3:								For	Against	Abstain

2.	To ratify the appointment by the Audit Committee of the Board of Directors of RSM US LLP as AMSC's independent registered public accounting firm for the current fiscal year.							☐	☐	☐

3.	To approve, on an advisory basis, the compensation of AMSC’s named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 Year	2 Years	3 Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of AMSC's named executive officers.						☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Annual Meeting of Stockholders will be held via a completely virtual format through a live audio-only webcast hosted online at www.virtualshareholdermeeting.com/AMSC2023 on Friday, August 11, 2023 at 10:30 a.m., Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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V18199-P95818

AMERICAN SUPERCONDUCTOR CORPORATION

114 East Main Street

Ayer, Massachusetts 01432

Proxy for the Annual Meeting of Stockholders to be held on Friday, August 11, 2023

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder(s) of American Superconductor Corporation (the “Company”), revoking all prior proxies, hereby appoint(s) Daniel P. McGahn, John W. Kosiba, Jr. and John R. Samia, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of the Company which the undersigned would be entitled to vote if virtually present at the Annual Meeting of Stockholders of the Company to be held virtually via live webcast at www.virtualshareholdermeeting.com/AMSC2023, on Friday, August 11, 2023, at 10:30 a.m., Eastern Time, or at any continuation, postponement or adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all nominees for director, FOR proposals 2 and 3, and 1 year on proposal 4. Attendance of the undersigned at the Meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote electronically at the Meeting.

The proxies, in their discretion, are further authorized to vote (i) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (ii) on any matter that the Board of Directors did not know would be presented at the Meeting by a reasonable time before the proxy solicitation was made, and (iii) on any other matters that may properly come before the Meeting or any continuations, adjournments or postponements thereof.

Continued and to be signed on reverse side